USA MUTUALS
SUB-ADVISORY AGREEMENT

This SUB-ADVISORY AGREEMENT (the “Agreement”) is entered into as of the 24th day of August, 2015 by and between USA Mutuals Advisors, Inc., a Texas corporation (the “Advisor”), and WaveFront Capital Management, LP, a Delaware limited partnership (the “Sub-advisor”) (and together referred to herein as the “parties”).

W I T N E S S E T H

WHEREAS, USA MUTUALS, a Delaware statutory trust (the “Trust”), is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Advisor and Sub-advisor are each registered as an investment advisor with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the Trust has entered into an investment advisory agreement with the Advisor (the “Advisory Agreement”), appointing the Advisor to act as the investment advisor to the Trust;

WHEREAS, the Advisory Agreement permits the Advisor to delegate certain of its duties to a sub-advisor, subject to the requirements of the 1940 Act; and

WHEREAS, Advisor desires to retain Sub-advisor, and the Board of Trustees of the Trust (the “Board”) has approved the retention of the Sub-advisor, as sub-advisor for one or more series of the Trust (each, a “Fund” and collectively, the “Funds”), each a series of the Trust;

NOW THEREFORE, the Advisor and the Sub-advisor mutually agree as follows:

1.            Appointment as Sub-advisor. The Advisor hereby retains the Sub-advisor to act as an investment sub-advisor for the Funds listed on Schedule A of this Agreement, subject to the supervision of the Advisor and the Board, and subject to the terms of this Agreement, and Sub-advisor hereby accepts such appointment.  2. Duties of the Sub-advisor.

(a)           Investments. Subject to the 1940 Act, the direction of the Advisor, the Board, the investment policies and restrictions of the Funds as set forth in the Trust’s current registration statement on Form N-1A relating to a Fund, and the requirements of Subchapter M of the Internal Revenue Code of 1986 (“Subchapter M”), the Sub-advisor is authorized and directed to purchase, hold, sell and monitor on a continuous basis investments for the account of each Fund (the “Investments”). In providing these services, the Sub-advisor will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Investments.  The Advisor will provide Sub-advisor with reasonable assistance in connection with Sub-advisor’s activities under this Agreement, including without limitation, providing information concerning the Funds, the daily funds available for investment and general affairs of the Trust as Sub-advisor may reasonably request.

Sub-advisory Agreement with WaveFront Capital Management, LP

(b)           Allocation of Brokerage. Subject to the supervision of the Advisor and the Board, the Sub-advisor is authorized and directed to establish and maintain accounts on behalf of each Fund, place orders for the purchase and sale of Investments with or through such persons, brokers or dealers as the Sub-advisor may elect, and negotiate commissions to be paid on such transactions.  In selecting brokers or dealers and placing orders, the Sub-advisor will seek to obtain the most favorable combination of price and execution available (considering all factors it deems relevant under the circumstances, including price, size of transaction, nature of the market for the security, amount of commission, if any, timing, reputation of broker or dealer, the commitment of capital by the executing broker-dealer, confidentiality, and other factors), except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as provided below.

Sub-advisor may cause the Funds to pay a broker that provides brokerage and research services to the Trust, the Advisor, or the Sub-advisor a commission in excess of the commission that another broker would have charged for effecting that transaction provided (i) Sub-advisor determines in good faith that the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker in the terms of the particular transaction; (ii) such commission is paid in material compliance with all applicable state and federal laws, including Section 28(e) of the Securities Exchange Act of 1934, as amended, and in accordance with this Agreement, and (iii) in the opinion of the Sub-advisor, the total commissions paid by a Fund will be reasonable in relation to the services received. Sub-advisor shall provide written information to the Advisor and to the Trust regarding any such “soft dollar” arrangements that the Sub-advisor maintains with respect to the transactions effected for the Funds as may be requested from time to time by the Funds and the Advisor.

To the extent not prohibited by applicable law, Sub-advisor may aggregate the securities to be sold or purchased by its clients (including the Funds) to seek to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the cost of the securities and the expenses incurred in the transaction will be made by Sub-advisor in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and its other clients.

(c)           Securities Transactions. The Sub-advisor and any of its affiliated persons (as determined in accordance with Section 2(a)(3) of the 1940 Act) will not purchase securities or other instruments from or sell securities or other instruments to the Funds; provided, however, the Sub-advisor may purchase securities or other instruments from or sell securities or other instruments to the Funds if such transaction is permissible under applicable law and a Fund’s procedures or in accordance with an exemptive order.

(d)           Books and Records. The Sub-advisor will maintain all books and records required to be maintained pursuant to the 1940 Act with respect to its management of the investments of the Funds, including without limitation, a daily ledger of such assets and liabilities relating thereto and brokerage and other records of all securities transactions, and will furnish to the Advisor or the Funds in a timely manner copies of all such books and records upon written request and hereby agrees that all records which it maintains for the Funds are the property of the Funds. Sub-advisor will also preserve such books and records for the periods prescribed in Rule 31a-2 under the 1940 Act.

Sub-advisory Agreement with WaveFront Capital Management, LP

(e)           Information Provided by the Sub-advisor.  The Sub-advisor will furnish to the Advisor or the Board such reports regarding portfolio transactions and reports on Investments held in the portfolio, in such detail as the requesting party may reasonably request.  The Sub-advisor will prepare, subject to review by the Advisor, a letter to shareholders to be included in each Fund’s semi-annual and annual reports. As mutually agreed upon by the parties to this Agreement, the Sub-advisor also will provide the Funds and Advisor quarterly economic and investment analyses and reports or other investment services normally available to the Sub-advisor’s other clients. Upon reasonable advance notice, the Sub-advisor will make its officers and employees available to meet with the Advisor and the Board at the Trust’s principal place of business or another mutually agreed location to, among other things, review the Investments of the Funds.  The Sub-advisor will inform the Trust and the Advisor of material changes in investment strategy, tactics it uses to provide investment services to the Funds, and of any changes in ownership, operations or key personnel involved in performing such services for the Trust.  Sub-advisor also will provide information to the Advisor to assist the Advisor in ensuring the Fund’s compliance with the Internal Revenue Code of 1986, the 1940 Act, the Securities Act of 1933, as amended (the “1933 Act”), and any other applicable federal or state securities laws, rules or regulations.

(f)           Custody Arrangements. The Sub-advisor acknowledges receipt of a copy of the Custody Agreement for the Funds and, to the extent within its control, will comply in all material respects with the provisions of that agreement that relate to the Sub-advisor’s duties hereunder.  On each business day, the Sub-advisor will provide the Funds’ custodian with information relating to all transactions concerning each Fund’s assets as the Advisor or the custodian reasonably requests.

(g)           Voting of Proxies. Sub-advisor shall be responsible for voting proxies with respect to Investments held by the Funds in accordance with the Sub-Advisor’s proxy voting policy as most recently provided to the Advisor and the Trust.  The Sub-advisor shall provide the Trust, in a timely manner, the proxy voting records of the Funds as required by Form N-PX and such other information regarding proxy voting as may reasonably be requested by the Board or the Advisor. Sub-advisor shall use its good faith judgment to vote or abstain from voting proxies in a manner which it reasonably believes best serves the interests of a Fund and its shareholders. The Sub-advisor’s proxy voting policy shall comply with all applicable rules and regulations promulgated by the SEC.

(h)           Agent. Subject to any other written instructions of the Advisor or the Funds, the Sub-advisor is hereby appointed as the Advisor’s and the Funds’ agent and attorney-in-fact for the limited purpose of executing account documentation, agreements, contracts and other documents that are requested by brokers, dealers, counterparties and other persons in connection with its management of the Investments; provided, however, that any such documentation that the Sub-advisor shall execute shall comply in all material respects with all laws, rules and regulations applicable to the business of the Trust, including but not limited to the 1940 Act and the rules and regulations thereunder, and such documentation shall not cause assets of the Funds to be held in a manner inconsistent with the requirements of the 1940 Act applicable to the assets of the Funds.  The Sub-advisor shall provide the Advisor and the Trust with copies of any documents executed hereunder promptly following the execution of any such documents.

Sub-advisory Agreement with WaveFront Capital Management, LP

(i)           Compliance with Applicable Law and Governing Documents. With respect to all matters relating to its performance under this Agreement, the Sub-advisor and its members, officers, partners and employees will act in good faith in all respects with material provisions of applicable law and with the Trust’s governing instruments and regulatory filings, including the Trust’s Declaration of Trust, amended and restated Bylaws, currently effective Registration Statement under the 1940 Act and the 1933 Act and each Fund’s Prospectus, policies and procedures, and qualification requirements of Subchapter M, copies of which the Advisor has provided to the Sub-advisor prior to the date hereof, (collectively, “Governing Instruments and Regulatory Filings”) and any reasonable instructions or directions of the Trust, its Board or the Advisor provided in writing.  The Advisor will promptly provide the Sub-advisor with any material amendments, supplements or other changes to the Governing Instruments and Regulatory Filings, and upon receipt, the Sub-advisor will act in accordance with such amendments, supplements or other changes.

(j)           Trust’s Name; Advisor’s Name. The Sub-advisor acknowledges that it will have no right of ownership relating to or claim on any present or future name owned by the Advisor, or by the Trust, including the name “Mutuals.com” or “USA Mutuals” or any other name that the Fund or a series of the Fund may adopt in connection with investment products, services or otherwise, or of any trademark, trade name, registered name or mark derived from or related to such a name.  The Sub-advisor agrees that it will make no use of such names or marks without the express prior written consent of the owner of such name or mark; provided that, notwithstanding anything in this Agreement, the Sub-advisor shall be entitled to use such a name: (i) in Form ADV or any other document required to be filed with any governmental agency or self-regulatory organization, (ii) in documents required to be maintained by the Sub-advisor under applicable laws or regulations, (iii) in marketing materials for the limited purpose of indicating that the Sub-advisor is the Sub-advisor to the Funds, and (iv) in connection with marketing, distributing and servicing the Sub-advisor’s investment products and services provided any Fund-related marketing materials have been pre-approved by the Advisor, the Fund CCO and, where necessary, the Fund distributor, and further provided the Sub-advisor shall not make any untrue statements regarding the Funds, the Funds’ performance or the Sub-advisor’s involvement in the historical performance of the Funds prior to its tenure as Sub-advisor. The Sub-advisor may use such a name or mark in marketing materials for other purposes subject to prior review and written approval of such use by the Advisor, or pursuant to the grant of a license to use such a name or mark granted by the owner thereof.  Nothing in this provision shall be read to prohibit the Sub-Advisor from making reference to or other use of the performance of any Fund or series of the Trust for which the Sub-Advisor is appointed to manage assets as permitted by applicable law.

 (k)           Personal Securities Transactions. The Sub-advisor will comply in all material respects with Rule l7j-l under the 1940 Act.  Upon reasonable request during any business day, the Sub-advisor will promptly make available to the Advisor or the Fund any reports concerning the Fund required to be made by the Sub-advisor pursuant to Rule 17j-1 under the 1940 Act.  On a quarterly basis, the Sub-advisor shall either certify in writing that there have been no violations of its Code of Ethics or identify in a written report any violations and the action(s) taken with respect thereto.

(1)           Fair Valuation.  In accordance with procedures adopted by the Board, as amended from time to time, the Sub-advisor shall provide appropriate assistance to the Board and the Advisor with fair valuation of those Investments in which it invests a Fund’s assets for which readily available market prices are unavailable.

Sub-advisory Agreement with WaveFront Capital Management, LP

(m)           Regulatory Filings.  The Sub-advisor will provide a back-up certification to the Advisor in a form reasonably satisfactory to each party relating to the Trust’s periodic reports on Form N-CSR and Form N-Q with respect to matters of which the Sub-advisor has firsthand knowledge.

(n)           Compliance Oversight.  The Sub-advisor agrees to cooperate fully with periodic reviews of the Sub-advisor’s compliance program by the Funds’ and by the Advisor’s compliance personnel and to provide to the Funds and the Advisor in writing such additional written information and certifications regarding Sub-advisor’s policies and procedures as may reasonably be requested by the compliance personnel to ensure compliance with Rule 38a-1 under the 1940 Act. All such reviews and requests for information shall be directed to the Sub-advisor’s Chief Compliance Officer.  The Sub-advisor agrees to promptly notify the Advisor in writing of any material compliance violations which affect the Funds as well as notify the Advisor of any material changes to the Sub-advisor’s compliance policies and procedures adopted as required by Rule 206(4)-7 under the Advisers Act.

(o)           Section 15(c) Request for Information.  The Sub-advisor shall provide such information as may reasonably be requested by the Board or its counsel under Section 15(c) of the 1940 Act in connection with its initial approval or subsequent annual consideration of this Agreement.

(p)           Material Adverse Change. The Sub-advisor shall immediately notify the Advisor if the Sub-advisor suffers a material adverse change in its business that would materially impair its ability to perform its relevant duties under the Agreement. For the purposes of this paragraph, a “material adverse change” shall include, but is not limited to,  the departure of any investment officer required by Form N-1A to be identified in the registration statement of the Trust.  An oral or email notice by the Sub-advisor of such information shall be promptly confirmed to the Advisor and the Trust in writing.

3.            Services to Competing Funds.  Consistent with the obligations of the parties to maintain the confidentiality of proprietary information, as set forth in Section 14 of this Agreement, Sub-advisor specifically agrees to the following:

(a)           Except as consented to by the Advisor in advance and in writing, during the term of this Agreement the Sub-advisor (and its successors or assigns, including employees, officers, or director thereof) and any person or entity controlling, controlled by, or under common control with, the Sub-advisor or their respective successors or assigns, will not act as sub-advisor or advisor to any investment company (or portfolio thereof) registered under the 1940 Act that is substantially identical to any Fund or series of the Trust for which the Sub-advisor is appointed to manage investments.

                    (b)           During the term of this Agreement and subject to the foregoing sub-paragraph (a), the Advisor acknowledges that the Sub-advisor may serve as the sub-advisor or advisor to investment companies or separately managed accounts that are not substantially identical to the Funds and to non-investment companies without the prior consent of the Advisor.  The Sub-advisor hereby agrees to provide to the Advisor prior written notice identifying each investment company or series thereof to which it proposes to provide investment advice pursuant to this paragraph. Such notice shall be accompanied by sufficient information for the Advisor to confirm that the investment company is not substantially similar to the Funds.  The Sub-advisor may proceed with the relationship as proposed upon the earlier of the receipt of the concurrence of the Advisor or the expiration of 72 hours (excluding weekends and holidays) from the time of notice.  In the event that the Advisor informs the Sub-advisor that it believes the proposed investment company or series is substantially similar to the Funds, the Sub-advisor agrees to refrain from advising the proposed investment company client until the parties have resolved the issue.  The Advisor and the Sub-advisor agree to use their best efforts to expedite such discussions in good faith.

Sub-advisory Agreement with WaveFront Capital Management, LP

(c)           Upon termination of this Agreement by the Advisor or the Sub-advisor as provided for in Section 12(b) of this Agreement, the Sub-advisor (and its successors or assigns, including employees, officers, or director thereof) and any person or entity controlling, controlled by, or under common control with, the Sub-advisor or their respective successors or assigns, will not act as sub-advisor or advisor to any investment company (or portfolio thereof) registered under the 1940 Act that is substantially identical to any Fund or series of the Trust for which the Sub-advisor is appointed to manage investments for a period of one (1) year, beginning upon the date of termination.

4.            Duties of the Advisor.  The Advisor will continue to be responsible for all services to be provided to the Funds pursuant to the Advisory Agreement, and shall oversee and review the Sub-advisor’s performance under this Agreement, and will assure the performance of such duties in the event that the Sub-advisor is unable or unwilling to do so.

5.            Independent Contractor.  The Sub-advisor will be an independent contractor in performing its duties under this Agreement and unless otherwise expressly provided herein or otherwise authorized in writing, will have no authority to act for or represent the Trust, the Funds or the Advisor in any way or otherwise be deemed an agent of the Trust, the Funds or the Advisor.

6.            Compensation.  The Advisor will pay the Sub-advisor a fee for its services to each Fund (the “Sub-advisory Fee”) at an annual rate set forth next to the name of each Fund in the Schedule A attached to this Agreement based upon the average daily net assets of the respective Fund.  Subject to the foregoing, the Sub-advisory Fee payable in respect of each Fund shall be accrued each calendar day during the term of this Agreement and the sum of the daily fee accruals shall be paid monthly as soon as practicable following the last day of each month, unless and to the extent that the table on Schedule A shall otherwise provide.

7.            Expenses.  The Sub-advisor shall bear its own expenses incurred by it in connection with its services under this Agreement other than the cost of Investments (including brokerage commissions and other transaction charges, if any, on such Investments) purchased or sold by the Funds. In addition, the Sub-advisor will, from time to time at its sole expense, employ such persons as it reasonably believes to be particularly fitted to assist it in the execution of its duties hereunder. The Sub-advisor shall not be responsible for the Funds’ or the Advisor’s expenses. Specifically, Sub-advisor will not be responsible for expenses of the Funds or the Advisor, including, but not limited to, the following: (a) charges and expenses for determining each Fund’s net asset value and the maintenance of each Fund’s books and records and related overhead; (b) the charges and expenses of the Funds’ lawyers and auditors; (c) the charges and expenses of any custodian, transfer agent, plan agent, dividend disbursing agent and/or administrator appointed by the Funds; (d) brokers’ commissions, and issue and transfer taxes chargeable to the Funds in connection with securities transactions to which a Fund is a party; (e) insurance premiums, interest charges, dues and fees for membership in trade associations and all taxes and corporate fees payable by the Funds to federal, state or other government agencies; (f) fees and expenses required to be paid for registration with the SEC, or any fees and expenses required to be paid for the sale of a Fund’s shares in any state; (g) expenses related to shareholders’ and Board meetings, and the preparation, printing and distribution of prospectuses, proxy statements, reports to shareholders and other sales literature of the Funds; (h) distribution fees payable pursuant to rule 12b- 1 under the 1940 Act; and (i) compensation payable to the Funds’ trustees. Notwithstanding the foregoing, the Sub-advisor shall bear those expenses relating to the approval of a new Sub-advisory agreement as set forth in Section 12(b).

Sub-advisory Agreement with WaveFront Capital Management, LP

8.            Representations and Warranties of the Sub-advisor. Sub-advisor represents and warrants to Advisor, the Trust, and the Funds as follows:

(a)           The Sub-advisor is registered as an investment advisor under the Advisers Act;

(b)            The Sub-advisor will not engage in any futures transactions or options thereon on behalf of a Fund prior to the Sub-advisor becoming registered or filing a notice of exemption pursuant under the CEA with the Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association or becoming otherwise qualified to act as a commodity trading advisor under the CEA;

(c)           The Sub-advisor is a limited partnership duly organized and validly existing under the laws of the Delaware with the power to carry on its business as it is now being conducted;

(d)           The execution, delivery and performance by the Sub-advisor of this Agreement are within its powers and have been duly authorized by all necessary action, and no action or filing with any governmental body, agency or official is required for the execution, delivery and performance of this Agreement, and the execution, delivery and performance by the Sub-advisor of this Agreement does not contravene or constitute a default under any provision of applicable law, rule or regulation, Sub-advisor governing instruments or any agreement, judgment, injunction, order, decree or other instrument binding upon Sub-advisor;

(e)           This Agreement is a valid and binding agreement of the Sub-advisor;

(f)           The Sub-advisor has provided its current (and will promptly provide all amendments thereto) Form ADV (Parts 1A, 2A and 2B) to the Advisor, and each Form ADV provided to the Advisor is and will be a true and complete copy of the Sub-advisor’s Form ADV and, to the best of the Sub-advisor’s knowledge and belief, the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(g)           Sub-advisor has provided its Code of Ethics to the Advisor and to the Trust along with the certification required by Rule 17j-l(c)(1)(ii) under the 1940 Act. In accordance with Rule 17j-l, the Sub-advisor will submit any material changes to such Code of Ethics to the Advisor and the Board for approval no later than six months after its adoption of the material changes. During the term of this Agreement, the Sub-advisor will annually certify to the Board that it has adopted procedures reasonably necessary to prevent persons subject to such Code from violating the Code of Ethics, and will describe in a written report any issues arising under the Code regarding material violations of the Code and sanctions imposed in response thereto;

Sub-advisory Agreement with WaveFront Capital Management, LP

(h)           The Sub-advisor has adopted, maintains and implements written policies and procedures with regard to the protection of customer records and information, as required by Regulation S-P and has furnished to the Advisor a copy of such information;

(i)           The Sub-advisor has adopted proxy voting policies which comply in all material respects with the requirements of the 1940 Act and has furnished to the Advisor a copy of such information; and

(j)           The Sub-advisor represents, warrants and agrees that it has adopted and implemented, and will maintain throughout the term of this Agreement, policies and procedures, as required by Rule 206(4)-7 under the Advisers Act, and the Sub-advisor has provided the Fund with true and complete copies of such policies and procedures (or summaries thereof).

9.           Representations and Warranties of the Advisor. Advisor represents and warrants to Sub-advisor, as follows:

(a)           The Advisor is registered as an investment advisor under the Advisers Act;

(b)           The Advisor is a corporation duly organized and validly existing under the laws of Texas with the power to carry on its business as it is now being conducted;

(c)           The execution, delivery and performance by Advisor of this Agreement are within its powers and have been duly authorized by all necessary action, and Advisor has caused to be taken all necessary action under the Advisory Agreement and the 1940 Act to authorize the retention of the Sub-advisor under this Agreement, and no action or filing with any governmental body, agency or official is required for the execution, delivery and performance of this Agreement and the execution, delivery and performance by Advisor of this Agreement do not contravene or constitute a default under any provisions of applicable law, rule or regulation, Advisor Governing Instruments or any agreement, judgment, injunction, order, decree or other instrument binding upon Advisor;

(d)           This Agreement is a valid and binding agreement of the Advisor; and

(e)           The Advisor has provided to the Sub-advisor the Trust’s current Registration Statement on Form N-1A relating to the Funds, and agrees to promptly provide the Sub-advisor with all supplements or amendments thereto relating to a Fund and to advise the Sub-advisor promptly in writing of any changes in the Fund’s investment policies or restrictions.

10.           Survival of Representations and Warranties.  All representations and warranties made by the parties pursuant to Sections 8 and 9 will survive for the duration of this Agreement, and each party will immediately notify the other party in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

Sub-advisory Agreement with WaveFront Capital Management, LP

11.            Liability and Indemnification.

(a)           Liability. In the absence of willful misfeasance, conduct that is unlawful or contrary to this Agreement, gross negligence, or reckless disregard on the part of the Sub-advisor of its duties or obligations under this Agreement, the Sub-advisor shall not be subject to any liability to the Advisor for any act or omission in the course of, or in connection with, rendering services hereunder or for any loss suffered by the Advisor, the Trust, the Funds (including losses that may be sustained in the purchase, holding or sale of Investments in accordance with fundamental policies and restrictions of the Funds), or its shareholders in connection with matters to which this Agreement relates. In the absence of willful misfeasance, conduct that is unlawful or contrary to this Agreement, gross negligence, or reckless disregard on the part of the Advisor of its duties or obligations under this Agreement, the Advisor shall not be subject to any liability to Sub-advisor for any act or omission in the course of, or in connection with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Investments; provided, however, that nothing herein shall relieve the Advisor or Sub-advisor from any of their respective obligations under applicable law, including without limitation, federal and state securities laws and the CEA.

(b)           Indemnification. The Sub-advisor shall indemnify the Advisor and its respective directors, officers, trustees and “controlling persons” (within the meaning of Section 2(a)(9) of the 1940 Act), for any liability and expenses, including reasonable attorneys’ fees, which may be sustained as a result of the Sub-advisor’s willful misfeasance, conduct that is unlawful or contrary to this Agreement, gross negligence, or reckless disregard of its duties or obligations hereunder or any violations of applicable law, including, without limitation, federal and state securities laws and the CEA. The Advisor shall indemnify the Sub-advisor and its members, officers, directors and “controlling persons” (within the meaning of Section 2(a)(9) of the 1940 Act) for any liability and expenses, including reasonable attorneys’ fees, which may be sustained as a result of the Advisor’s willful misfeasance, conduct that is unlawful or contrary to this Agreement, gross negligence, or reckless disregard of its duties or obligations hereunder or any violations of applicable law, including, without limitation, federal and state securities laws and the CEA.

12.           Duration and Termination.

(a)           Duration.  Subject to approval of this Agreement by a majority of the Board (including approval by a majority of the Trustees of the Trust who are not parties to this Agreement or “interested persons” of any such party as that term is defined in the 1940 Act), this Agreement shall be effective as of the day and year first written above and shall continue in effect for two years from the date thereof; this Agreement shall continue thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof, if such continuation shall be specifically approved at least annually (i) by the vote of a majority of the Board, including a majority of the trustees who are not parties to this Agreement or “interested persons” of any such party (as defined in the 1940 Act), cast in person at a meeting called for that purpose or (ii) by the vote of a “majority of the outstanding voting securities” (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of each Fund.  The Advisor will use its good faith efforts to facilitate such annual approval unless it believes that the continuation of this Agreement is not in the best interest of a Fund.

Sub-advisory Agreement with WaveFront Capital Management, LP

(b)           Termination.  Notwithstanding anything to the contrary provided herein, this Agreement may be terminated at any time, with or without cause, without payment of any penalty: (i) by the vote of a majority of the Board, or by the vote of a majority of the outstanding voting securities of a Fund; (ii) by the Advisor upon not less than 60 days’ written notice to the Sub-advisor; or (iii) by the Sub-advisor upon not less than 60 days’ written notice to the Advisor and the Trust.  The Advisor, the Sub-advisor, and the Trust will work cooperatively to assure a smooth and effective transition of duties in the event of a termination of this Agreement. In the event of a termination or non-renewal of this Agreement, the Sub-advisor shall cooperate in the orderly transfer of the Funds’ affairs and, at the request of the Board or the Advisor, transfer any and all books and records of the Funds maintained by the Sub-Advisor on behalf of the Funds to the Funds or its delegate.

This Agreement shall also terminate automatically in the event of its assignment (as defined in Section 2(a)(4) of the 1940 Act) or upon the termination of the Advisory Agreement. In the event of an assignment (as previously defined) of this Agreement by the Sub-advisor and to the extent that the Advisor decides, subject to approval by the Board, that the Sub-advisor should continue to serve as a sub-advisor to the Funds, the Sub-advisor shall pay for all expenses incurred by the Trust, including attorneys’ fees, in the preparation of the proxy statement and solicitation of shareholder approval of a new Sub-advisory agreement with the Sub-advisor.

This Agreement shall terminate immediately at any time that the Sub-advisor is not registered as an investment advisor under the Advisers Act, or upon the disqualification of the Sub-advisor to serve as an investment advisor to a registered investment company pursuant to the provisions of Section 9 of the 1940 Act or any other applicable law or regulation.

13.            Amendment. This Agreement may be amended by the mutual consent of the parties, provided that the terms of each such amendment shall be approved by (i) the affirmative vote of a majority of the Board cast in person at a meeting called for that purpose, including a majority of trustees who are not “interested persons” of the Trust or the Advisor, and (ii) if necessary, by a vote of a majority of the outstanding voting securities of each affected Fund. If such amendment is proposed in order to comply with the requirements of the SEC, state regulatory bodies or other governmental authorities, Advisor will notify Sub-advisor of the form of amendment which it deems necessary or advisable and the reasons therefor.

14.            Confidentiality.  Subject to the duties of the parties to comply with applicable laws, including any demand of any regulatory or taxing authority having jurisdiction or under compulsory process of law, each party shall treat as confidential all non-public information pertaining to the Funds and the actions of the Sub-advisor, the Advisor and the Trust in respect thereof.  The Sub-advisor agrees to adhere to the privacy policies adopted by the Trust pursuant to Regulation S-P under the Gramm-Leach-Bliley Act.  The Sub-advisor will not share any nonpublic personal information concerning a Fund’s shareholders with any other party except as necessary for the performance of duties under this Agreement or as required by law or allowed under one of the exceptions set forth in Regulation S-P.  The Advisor agrees that it will not use any investment advice furnished by the Sub-advisor to service any other client or investment account for which the Sub-advisor has not been appointed as a sub-advisor.  The Trust and the Advisor agree that they will protect from disclosure any confidential and proprietary business and investment information of the Sub-advisor, except as such information is required to be disclosed in filings and disclosure documents of the SEC or other securities regulatory authorities.

Sub-advisory Agreement with WaveFront Capital Management, LP

15.            Certifications; Disclosure Controls and Procedures.  The Sub-advisor acknowledges that, in compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the implementing regulations promulgated thereunder, the Trust and the Funds are required to make certain certifications and have adopted disclosure controls and procedures. To the extent reasonably requested by the Trust, the Sub-advisor agrees to use its best efforts to assist the Trust and the Funds in complying with the Sarbanes-Oxley Act and implementing the Trust’s disclosure controls and procedures.  The Sub-advisor agrees to inform the Trust of any material development related to the Funds that the Sub-advisor reasonably believes is relevant to the Funds’ certification obligations under the Sarbanes-Oxley Act.

16.            Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered or mailed postpaid to the other party to the following addresses designated below:

If to Advisor:	USA Mutuals Advisors, Inc.
700 North Pearl Street, Suite 900

Dallas, Texas 75201

If to Sub-advisor:	WaveFront Capital Management, LP
301 Battery Street, Suite 400
San Francisco, CA 94111

17.            Governing Law. This Agreement is governed by and construed in accordance with the laws of the United States and the internal laws of the State of Texas, without giving effect to conflicts of laws principles; provided, however, that nothing herein shall be construed in a manner that is inconsistent with the 1940 Act, the Advisers Act or the rules and regulations promulgated with respect to such respective Acts.

18.           Counterparts. This Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument.

19.            Severability. If any provision of this Agreement is held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

20.            Miscellaneous. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to the 1940 Act or the Advisers Act.  In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is affected by rules, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

Sub-advisory Agreement with WaveFront Capital Management, LP

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

USA MUTUALS ADVISORS, INC.

By: /s/ Jerry Szilagyi___________________

Name:  Jerry Szilagyi

Title:  President

WAVEFRONT CAPITAL MANAGEMENT, LP

By: /s/ Michael N. Loukas_______________

Name:  Michael N. Loukas

Title:  Managing Principal

USA MUTUALS FUNDS hereby subscribes to this Sub-advisory Agreement for the purpose of confirming that it has approved the effectiveness of this restated Sub-advisory Agreement for the benefit of the Funds identified on Schedule A of the Agreement in accordance with the requirements of the Investment Company Act of 1940, as amended.

USA MUTUALS FUNDS

By: /s/ Jerry Szilagyi___________________

Name:  Jerry Szilagyi

Sub-advisory Agreement with WaveFront Capital Management, LP

Schedule A

Covered Funds and Compensation

Except as otherwise provided below, the compensation rate set forth below for each Fund shall be calculated in the manner prescribed in Section 6 of this Agreement.

Series of the Trust	Compensation	Effective Date Added
USA Mutuals/WaveFront Hedged Emerging Markets Fund	50% of the net advisory fee	8/24/15